UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

SILVERCREST ASSET MANAGEMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35733	45-5146560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 38th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 649-0600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 12, 2013, Silvercrest Asset Management Group Inc. (the “Company”) sold an additional 718,603 shares of its Class A common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $11.00 per share pursuant to the underwriters’ exercise in full of the over-allotment option the Company granted to the underwriters in connection with its recently closed initial public offering of 4,790,684 shares of Common Stock. Settlement of this exercise of the over-allotment option resulted in gross proceeds of $7,904,633 and net proceeds, after expenses, of $7,385,804. Following consummation of this issuance of 718,603 shares of Class A Common Stock, the Company had outstanding 5,509,297 shares of Class A Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2013

Silvercrest Asset Management Group Inc.

By:	/s/ Scott A. Gerard
	Name:	Scott A. Gerard
	Title:	Chief Financial Officer